                                                                               .
                                                                               .
                                                                               .

                                   LAW OFFICES
                      BALLARD SPAHR ANDREWS & INGERSOLL, LLP                                   BALTIMORE, MD
                          1735 MARKET STREET, 51ST FLOOR                                        DENVER, CO
                       PHILADELPHIA, PENNSYLVANIA 19103-7599                                SALT LAKE CITY, UT
                                   215-665-8500                                                VOORHEES, NJ
                                 FAX: 215-864-8999                                            WASHINGTON, DC
                               www.ballardspahr.com                                           WILMINGTON, DE

                                                                     EXHIBIT 5.1

                                             February 17, 2004


Digene Corporation
1201 Clopper Road
Gaithersburg, Maryland 20878

        Re:     Registration Statement on Form S-3 for Digene Corporation

Ladies and Gentlemen:

        We have acted as counsel to Digene Corporation, a Delaware corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of the following securities with an aggregate public offering price of up to $90,000,000 as shall be designated by the Company: (i) shares of common stock of the Company, $0.01 par value per share (the "Common Stock"), (ii) shares of preferred stock of the Company, $0.10 par value per share (the "Preferred Stock") and (iii) debt securities of the Company, in one or more series, including debt securities convertible into other securities of the Company registered under the Securities Act under the Registration Statement (collectively, the "Debt Securities"), which will be issued pursuant to an indenture relating to such Debt Securities. The Registration Statement also relates to the offering and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of up to $60,000,000 of Common Stock to be sold by Armonk Partners, the selling stockholder. The Common Stock to be offered and sold by the Company and the selling stockholder, the Preferred Stock and the Debt Securities are collectively referred to herein as the "Offered Securities."

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto,
(ii) the Amended and Restated Certificate of Incorporation, as amended, of the Company, and (iii) the Bylaws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

Digene Corporation
February 17, 2004
Page 2


        In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

        Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

                1. With respect to any offering of Common Stock by the Company or the selling stockholder pursuant to the Registration Statement (the "Offered Common Stock"), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism,
(c) if the Offered Common Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and
(e) the shares of Offered Common Stock have been duly and properly sold and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

                2. With respect to any offering of Preferred Stock by the Company pursuant to the Registration Statement (the "Offered Preferred Stock"), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Preferred Stock at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Preferred Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Preferred Stock have been duly executed by appropriate officers of the Company, and (e) the shares of Offered Preferred Stock have been duly and properly sold and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the

Digene Corporation
February 17, 2004
Page 3


shares of Offered Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable.

                3. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (a) the Registration Statement has become effective under the Securities Act, (b) an indenture has been duly and properly authorized, executed and delivered by the Company and the trustee thereunder and qualified under the Trust Indenture Act of 1939, as amended, (c) the terms of the Debt Securities and of their issuance and sale have been duly established in accordance with the indenture so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (d) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, and (e) such series of Debt Securities shall have been duly and properly executed and authenticated in accordance with the indenture and duly and properly delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, such series of Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

        For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Offered Securities at issue: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (b) the Amended and Restated Certificate of Incorporation, as amended, of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

        We express no opinion as to the law of any jurisdiction other than the law of the General Corporation Law of the State of Delaware.

        We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.


                                              Very truly yours,

                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP